Exhibit 10.3

TRXADE HEALTH, INC.

SECOND AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into on August 29, 2022, and effective as of September 1, 2022 (the “Effective Date”), by and between TRxADE HEALTH, INC., a Delaware corporation (the “Company”), and Suren Ajjarapu, an individual (the “Executive”) (each of the Company and Executive are referred to herein as a “Party”, and collectively referred to herein as the “Parties”).

WHEREAS, effective on April 14, 2020, the Parties entered into an Executive Employment Agreement 1, which was amended on May 5, 2020, by the entry into the First Amendment to Executive Employment Agreement 2 (as amended, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement on the terms set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1. Amendments to Agreement.

(a) Effective as of the Effective Date, Section 2.1 of the Agreement is amended and restated to read as follows:

“2.1. Base Salary. So long as this Agreement remains in effect, for all services rendered by Executive hereunder and all covenants and conditions undertaken by the Parties pursuant to this Agreement, the Company shall pay, and Executive shall accept, as compensation, an annual base salary (“Base Salary”) of $360,000, which shall be payable in cash; provided that solely during the 12 month period from September 1, 2022 to August 31, 2023, the Base Salary shall be paid by way of (a) $300,000 in cash; and (b) $60,000 in shares of the Company’s common stock, issuable pursuant to the Company’s Second Amended and Restated 2019 Equity Incentive Plan, and valued at the closing sales price of the Company’s common stock on the Nasdaq Capital Market on the date that the Second Amendment to Executive Employment Agreement effective September 1, 2022, is approved by the Board of Directors and Compensation Committee of the Company, and with such vesting terms as approved by the Board of Directors and Compensation Committee. The Base Salary shall be payable in regular installments in accordance with the normal payroll practices of the Company, in effect from time to time, but in any event no less frequently than on a monthly basis (except as discussed above). For so long as Executive is employed hereunder, beginning December 31, 2020, and on each December 31st thereafter, the Base Salary may be increased as determined by the Compensation Committee of the Board (the “Compensation Committee”), in its sole and absolute discretion. Additionally, in the event that Executive meets at least 70% of the requirements for any annual Performance Bonus, as determined in the reasonable discretion of the Compensation Committee of the Board of Directors, pursuant to the timeline and requirements of Section 2.3 hereof, Executive’s Base Salary shall increase by 20% (effective upon confirmation by the Compensation Committee that such metrics were met)(the “Base Salary Increase”). Executive shall be eligible for the Base Salary Increase on an annual basis with such increases being cumulative. Such increases in salary shall be documented in the Company’s records, but shall not require the Parties enter into a new or amended form of this Agreement.”

(b) Effective as of the Effective Date, Section 3.2 of the Agreement is amended to include the following sentence at the end thereof which shall begin immediately following the last sentence of the current Section 3.2:

“Any severance payments previously paid to the Executive under Section 3.4.2 hereof shall be subtracted by the Change of Control Payment payable pursuant to this Section 3.2.”

1 https://www.sec.gov/Archives/edgar/data/1382574/000149315220006512/ex10-4.htm

2 https://www.sec.gov/Archives/edgar/data/1382574/000149315220007876/ex10-2.htm

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written to be effective as of the Effective Date.

“COMPANY”
TRXADE HEALTH, INC.
a Delaware corporation

	By:	/s/ Donald G. Fell
	Name:	Donald G. Fell
	Title:	Chairman of the Compensation Committee of the Board of Directors

“EXECUTIVE”
/s/ Suren Ajjarapu
Suren Ajjarapu

Second Amendment to Executive Employment Agreement August 2022 Suren Ajjarapu Page 2 of 2